Exhibit 10.18

Execution Version

INTERCEPT PHARMACEUTICALS, INC.

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT*

Dated as of August 9, 2012

____________________

*	This Series C Convertible Preferred Stock Purchase Agreement (the “Stock Purchase Agreement”) has been filed as an exhibit to the Registration Statement to provide investors with information regarding its terms. It is not intended to provide any other factual information about Intercept Pharmaceuticals, Inc. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Intercept Pharmaceuticals, Inc. or its affiliates. In addition, the assertions embodied in the representations and warranties contained in the Stock Purchase Agreement are qualified by information in a confidential disclosure schedule provided by Intercept Pharmaceuticals, Inc., which is not being filed with this Registration Statement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they may be modified in important part by the underlying disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in the prospectus that is contained in the Registration Statement.

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	3.25	Brokers, Finders or Agents	16

	3.26	Offering Valid	16

	3.27	Disclosure	16

4.	Representations of the Purchasers		16

	4.1	Investment	16

	4.2	Accredited Investor	16

	4.3	Authority.	16

	4.4	Experience	17

	4.5	Access to Data	17

	4.6	Brokers or Finders	17

	4.7	Legends	17

5.	Conditions to Closing.		18

	5.1	Conditions of the Purchasers’ Obligations at Closing	18

	5.2	Conditions of the Company’s Obligations at Closing.	19

6.	Miscellaneous.		19

	6.1	Successors and Assigns	19

	6.2	Survival of Representations and Warranties	20

	6.3	Expenses	20

	6.4	Severability	20

	6.5	Specific Performance	20

	6.6	GOVERNING LAW	20

	6.7	Notices	20

	6.8	Complete Agreement	21

	6.9	Amendments and Waivers	21

	6.10	Pronouns	21

	6.11	Counterparts; Facsimile Signatures	21

	6.12	Section Headings and References	21

	6.13	Indemnification.	21

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INTERCEPT PHARMACEUTICALS, INC.

SERIES C CONVERTIBLE PREFERRED STOCK PURCHASE AGREEMENT

This Agreement dated as of August 9, 2012 is entered into by and among INTERCEPT PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the investors listed on Schedule A attached hereto (each a “Purchaser” and collectively the “Purchasers”). The Company and the Purchasers hereafter may be referred to individually as a “Party” and collectively as the “Parties”.

In consideration of the mutual promises and covenants contained in this Agreement, the Parties agree as follows:

1.           Authorization; Sale of Shares; Use of Proceeds.

1.1           Authorization. The Company has duly authorized the sale and issuance, pursuant to the terms of this Agreement, of up to 25,000,000 shares of Series C Convertible Preferred Stock, par value US$0.001 per share (the “Series C Stock”), of the Company having the rights, privileges, preferences and restrictions set forth in the amended and restated certificate of incorporation of the Company in substantially the form of Exhibit A attached hereto (the “Restated Certificate”). As of the date hereof, the Company has adopted and filed the Restated Certificate with the Secretary of State of the State of Delaware.

1.2           Sale and Issuance of Shares.

(a)          The shares of Series C Stock issued to the Purchasers pursuant to this Agreement are referred to as the “Shares”. The Shares issued at the Initial Closing (as defined in Section 2.1 below) are referred to herein as the “Initial Shares”, and the Shares issued at the Subsequent Closing (as defined in Section 2.2 below), if any, are referred to as the “Subsequent Shares”. The Shares will have the rights, preferences and privileges set forth in the Restated Certificate.

(b)          Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Purchaser, at the Initial Closing, that number of Shares set forth opposite each Purchaser’s name under the heading “Initial Shares” on Schedule A hereto at a purchase price of $2.00 per share (the “Purchase Price”). The number of Shares sold and issued at the Initial Closing shall be 15,000,000.

(c)          Subject to the terms and conditions of this Agreement, each Purchaser agrees, severally and not jointly, to purchase, and the Company agrees to sell and issue to each Purchaser, at the Subsequent Closing, if any, that number of Subsequent Shares set forth opposite each Purchaser’s name under the heading “Subsequent Shares” on Schedule A hereto at a per share price equal to the Purchase Price. The number of Shares sold at the Subsequent Closing, if any, shall be 10,000,000.

(d)          The Company’s agreement with each of the Purchasers is a separate agreement and the sale of Shares to each Purchaser is a separate sale.

1.3           Use of Proceeds. The Company will use the proceeds from the sale of the Shares for working capital and general corporate purposes, including the funding of clinical trials in connection with the development of commercial pharmaceutical products; provided that none of the proceeds from the sale of the Shares will be used to make any dividend or distribution to any holders of capital stock of the Company.

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2.           Closings.

2.1           Initial Closing; Delivery.

(a)          The purchase and sale of the Initial Shares (the “Initial Closing”) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017 (or remotely via the exchange of documents and signatures) on the date of this Agreement or at such other time, date and place as are mutually agreeable to the Company and the Purchasers (the “Initial Closing Date”).

(b)          At the Initial Closing, the Company shall deliver to each Purchaser a certificate representing the Initial Shares being purchased by such Purchaser against payment of the purchase price therefor in the amount set forth opposite such Purchaser’s name under the heading “Initial Purchase Price” on Schedule A hereto by check payable to the Company or by wire transfer of immediately available funds to a bank account of the Company, which shall constitute payment in full for the Shares to be purchased by such Purchaser. The bank account of the Company shall be designated by the Company to the Purchasers at least two (2) days prior to the Initial Closing.

2.2           Subsequent Closing; Delivery; Termination of Subsequent Closing.

(c)          If within twelve (12) months following the Initial Closing Date the Company has not completed a sale of shares of Common Stock to the public, in a firm commitment underwritten public offering (an “IPO”) pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Securities Act”), then, within thirty (30) days following the twelve (12) month anniversary of the Initial Closing, the Purchasers shall purchase and the Company shall issue the Subsequent Shares in accordance with Section 1.2(c) hereof. The closing of the purchase and sale of the Subsequent Shares (the “Subsequent Closing”, together with the Initial Closing, the “Closings” and each, a “Closing” ) shall take place at the offices of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017 (or remotely via the exchange of documents and signatures) on a date mutually agreed by the Parties, or in the absence of such agreement, on the thirtieth (30th) day following the twelve (12) month anniversary of the Initial Closing (the “Subsequent Closing Date”). Notwithstanding the foregoing, in the event that all of the Purchasers jointly notify the Company, in writing, at least fifteen (15) days prior to the Subsequent Closing Date, that, in their reasonable good faith judgment, a Company Material Adverse Effect (as defined below) has occurred since the Initial Closing, then such Purchasers shall not be obligated to purchase the Subsequent Shares at a Subsequent Closing and this Section 2.2 shall be null and void and of no further force or effect.

(d)          At the Subsequent Closing, the Company shall deliver to each Purchaser purchasing Subsequent Shares at the Subsequent Closing a certificate representing the Subsequent Shares being purchased by such Purchaser at the Subsequent Closing against payment of the purchase price therefor by check payable to the Company or by wire transfer of immediately available funds to a bank account of the Company designated by the Company at least two (2) days prior to the Subsequent Closing.

(c)          Notwithstanding anything to the contrary in this Agreement, in the event the Company has completed an IPO within twelve (12) months following the Initial Closing, there shall be no Subsequent Closing and all of the provisions of this Agreement relating to the purchase and sale of the Subsequent Shares, including Section 1.2(c) and this Section 2.2, shall be null and void.

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3.           Representations of the Company. Except as disclosed by the Company in a written Disclosure Schedule provided by the Company to the Purchasers dated the date hereof and, with respect to any Subsequent Closing, as may be updated by the Company as of the Subsequent Closing Date (the “Disclosure Schedule”); provided, that no such update to the Disclosure Schedule will cure any breach of this Agreement that existed as of the Initial Closing Date, the Company hereby represents and warrants to the Purchasers that the statements contained in this Section 3 are complete and accurate as of the date of this Agreement with respect to the Initial Closing and as of the Subsequent Closing Date with respect to any Subsequent Closing. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 3, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 3 only to the extent it is reasonably clear from a reading of the disclosure that such disclosure is applicable to such other sections and subsections.

3.1           Organization and Standing. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own, license, use, lease and operate its assets and properties and to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement, that certain Third Amended and Restated Stockholders Agreement in substantially the form attached hereto as Exhibit B (the “Stockholders Agreement”), all other agreements required to be executed by the Company at or prior to the Initial Closing pursuant to Section 5.1 (the “Ancillary Agreements”) and to carry out the transactions contemplated by this Agreement, the Stockholders Agreement and such Ancillary Agreement. The Company is duly qualified to do business as a foreign corporation and is in good standing in every jurisdiction in which the failure so to qualify would have a material adverse effect on the business, prospects, assets or condition (financial or otherwise) of the Company (a “Company Material Adverse Effect”). The Company has furnished to the Purchasers complete and accurate copies of its Certificate of Incorporation and By-laws, each as amended to date and presently in effect. The Company has at all times complied in all material respects with all provisions of its Certificate of Incorporation and By-laws and is not in default under, or in violation of, any such provision.

3.2           Subsidiaries. Except as set forth on the Disclosure Schedule, the Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

3.3           Capitalization.

(a)     As of the date of this Agreement after giving effect to the Restated Certificate, but immediately prior to the Initial Closing, the authorized capital stock of the Company consists of 150,000,000 shares of Common Stock, of which 19,238,418 shares are issued and outstanding; and (ii) 52,777,778 shares of Preferred Stock, par value US$0.001 per share, 13,888,889 of which have been designated as Series A Convertible Preferred Stock, all of which are issued and outstanding, 13,888,889 of which have been designated as Series B Convertible Preferred Stock, all of which are issued and outstanding and 25,000,000 of which have been designated as Series C Stock, none of which are issued and outstanding.

(b)     The Disclosure Schedule includes a complete and accurate list, as of the date of this Agreement or, with respect to any Subsequent Closing, as of the Subsequent Closing Date, of the holders of capital stock of the Company, showing the number of shares of capital stock, and the class or series of such shares, held by each stockholder. All of the issued and outstanding shares of capital stock of the Company have been duly authorized and are validly issued, fully paid and nonassessable. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance in all material respects with all applicable federal and state securities laws.

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(c)     The Disclosure Schedule includes a complete and accurate list, as of the date of this Agreement or, with respect to any Subsequent Closing, as of the Subsequent Closing Date, of: (i) all stock option plans and other stock or equity-related plans of the Company (the “Company Stock Plans”), indicating for each Company Stock Plan the number of shares of Common Stock issued to date under such Plan, the number of shares subject to outstanding options under such Plan and the number of shares reserved for future issuance under such Plan; (ii) all holders of outstanding options to purchase shares of Common Stock (“Company Stock Options”), indicating with respect to each Company Stock Option the Company Stock Plan under which it was granted, the number of shares of Common Stock subject to such Company Stock Option, the exercise price, the date of grant and the vesting schedule (including any acceleration provisions with respect thereto); and (iii) all holders of warrants or other rights (other than Company Stock Options and convertible preferred stock) to purchase or acquire shares of capital stock of the Company (“Company Warrants”), indicating with respect to each Company Warrant the agreement or other document under which it was granted, the number of shares of capital stock, and the class or series of such shares, subject to such Company Warrant, the exercise price, the date of issuance and the expiration date thereof. The Company has furnished the Purchasers complete and accurate copies of all Company Stock Plans, forms of all stock option agreements evidencing Company Stock Options and all Company Warrants. All of the shares of capital stock of the Company subject to Company Stock Options and Company Warrants will be, upon issuance pursuant to the exercise of such instruments, duly authorized, validly issued, fully paid and nonassessable.

(d)     Except as set forth in this Section 3.3 or the Disclosure Schedule or as provided in this Agreement, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right, or to issue or distribute to holders of any shares of its capital stock any evidences of indebtedness or assets of the Company, (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or to make any other distribution in respect thereof, and (iv) there are no outstanding or authorized stock appreciation, phantom stock or similar rights with respect to the Company. The issuance and sale of the Shares to the Purchasers is not subject to any preemptive right or right of first refusal that has not been duly and validly waived. The Company has not violated any federal or state securities or “blue sky” laws in connection with the issuance of any shares of Common Stock or other securities prior to the date hereof.

(e)     Except for the Stockholders Agreement, there is no agreement, restriction or encumbrance or other arrangement, written or oral, between the Company and any holders of its securities, or, to the Company’s knowledge, among any holder of its securities, relating to the sale or transfer (including without limitation agreements relating to rights of first refusal, co-sale rights or “drag-along” rights), registration under the Securities Act, or voting, of the capital stock of the Company.

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3.4           Issuance of Shares. The issuance, sale and delivery of the Shares in accordance with this Agreement and the issuance and delivery of the shares of Common Stock issuable upon conversion of the Shares (the “Conversion Shares”), have been duly authorized by all necessary corporate action on the part of the Company, and all such shares have been duly reserved for issuance. The Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares, when issued upon such conversion, will be validly issued, fully paid and nonassessable, and the Purchasers will acquire the beneficial and legal title to the Shares free and clear of any restrictions on transfer other than restrictions imposed or created under this Agreement, the Stockholders Agreement or by applicable law.

3.5           Authority for Agreement; No Conflict. The execution, delivery and performance by the Company of this Agreement, the Stockholders Agreement, the Ancillary Agreements, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been, and the Stockholders Agreement and the Ancillary Agreements when executed at the Initial Closing will be, duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution and delivery of this Agreement, the Stockholders Agreement and the Ancillary Agreements, the consummation of the transactions contemplated hereby and thereby and the compliance with their respective provisions by the Company will not (a) conflict with or violate any provision of the Certificate of Incorporation or By-laws of the Company, (b) conflict with, result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, result in the acceleration of obligations under, create in any party the right to accelerate, terminate, modify or cancel, or require any notice, consent or waiver under, any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money, instrument of indebtedness, Security Interest (as defined below) or other arrangement to which the Company is a party or by which the Company is bound or to which its assets are subject, other than any of the foregoing events listed in this clause (b) which do not and will not, individually or in the aggregate, have a Company Material Adverse Effect, (c) result in the imposition of any Security Interest upon any assets of the Company or (d) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company or any of its properties or assets. For purposes of this Agreement, “Security Interest” means any mortgage, pledge, security interest, encumbrance, charge or other lien (whether arising by contract or by operation of law).

3.6           Governmental Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any court, arbitrational tribunal, administrative agency or commission or other governmental or regulatory authority or agency (each of the foregoing is hereafter referred to as a “Governmental Entity”) is required on the part of the Company in connection with the offer, issuance, sale and delivery of the Shares, the issuance and delivery of the Conversion Shares or the other transactions to be consummated at the Closings, as contemplated by this Agreement, the Stockholders Agreement and the Ancillary Agreements, except such filings as shall have been made prior to and shall be effective on and as of such Closing and such filings required to be made after such Closing under applicable federal and state securities laws. Subject to the accuracy of the representations made by the Purchasers in Section 4 of this Agreement, the offer and sale of the Shares to the Purchasers, and the issuance of the Conversion Shares will be in compliance with applicable federal and state securities laws.

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3.7           Litigation. As of such Closing, there is no action, suit or proceeding, or governmental inquiry or investigation, pending, or, to the Company’s knowledge, any basis therefor or threat thereof, against the Company or any of its subsidiaries, which questions the validity of this Agreement, the Stockholders Agreement, any Ancillary Agreement or the right of the Company to enter into any such agreement. There is no litigation pending, or, to the Company’s knowledge, threatened, against the Company, any of its subsidiaries or any of their employees by reason of the past employment relationships of any of the employees, the proposed activities of the Company or any of its subsidiaries, or negotiations by the Company with possible investors in the Company. Neither the Company nor any of its subsidiaries is subject to any outstanding judgment, order or decree.

3.8           Financial Statements. The Company has furnished to the Purchasers complete and accurate copies of (i) the audited balance sheets as of December 31, 2011, and the related audited statements of operations, cash flows and stockholders’ equity of the Company and its consolidated subsidiaries for the fiscal year ended December 31, 2011 (collectively, the “Audited Financial Statements”) and (ii) the unaudited balance sheet as of June 30, 2012 (the “Balance Sheet”), and the related unaudited statements of operations, cash flows and stockholders’ equity of the Company for the fiscal quarter ended June 30, 2012 (collectively, the “Unaudited Financial Statements,” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) consistently applied and present fairly the financial condition, cash flows and results of operations of the Company and its consolidated subsidiaries, at the dates and for the periods indicated except that the Unaudited Financial Statements may not contain all footnotes required by generally accepted accounting principles and may be subject to year-end adjustments.

3.9           Absence of Undisclosed Liabilities. Neither the Company nor any of its subsidiaries has any liability or obligation (whether known or unknown and whether absolute or contingent), except for (a) liabilities shown on the Balance Sheet, and (b) contractual liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet and which, individually or in the aggregate, are not material in amount to the Company.

3.10         Absence of Changes. Since June 30, 2012, there has not been: (a) any change in the assets, liabilities, financial condition or operations of the Company or any of its subsidiaries from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been, either individually or in the aggregate, materially adverse; (b) any change (individually or in the aggregate), except in the ordinary course of business, in the contingent obligations of the Company or any of its subsidiaries by way of guaranty, endorsement, indemnity, warranty or otherwise; (c) any damage, destruction or loss, whether or not covered by insurance, materially and adversely affecting the properties or business of the Company or any of its subsidiaries; (d) any waiver or compromise by the Company or any of its subsidiaries of a valuable right or of a material debt owed to any of them; (e) any loans made by the Company or any of its subsidiaries to its employees, officers or directors other than travel advances made in the ordinary course of business; (f) any material increases in the compensation of any of the Company’s or any of its subsidiaries’ employees, officers or directors; (g) any declaration or any payment of any cash or non-cash dividend or other distribution of the assets of the Company or any of its subsidiaries (other than dividends or distributions by any Subsidiary to the Company); (h) any issuance or a sale by the Company of any shares of its Common Stock or other securities or by any of the Company’s subsidiaries of any share of capital stock or other securities; (i) any disposal or lapse of any rights to the use of the Intellectual Property (as defined below); (j) to the Company’s knowledge, any other event or condition of any character that has materially and adversely affected the Company’s business or prospects; or (k) any agreement or commitment by the Company or any of its subsidiaries to do any of the things described in this Section 3.10.

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3.11         Taxes.

(a)     For purposes of this Agreement: (i) “Tax” or “Taxes” means all taxes, charges, fees, levies or other similar assessments or liabilities, including without limitation income, gross receipts, ad valorem, premium, value-added, excise, real property, personal property, sales, use, transfer, withholding, employment, unemployment insurance, social security, business license, business organization, environmental, workers compensation, payroll, profits, license, lease, service, service use, severance, stamp, occupation, windfall profits, customs, duties, franchise and other taxes imposed by the United States of America or any state, local or foreign government, or any other Governmental Entity, and any interest, fines, penalties, assessments or additions to tax resulting from, attributable to or incurred in connection with any tax or any contest or dispute thereof; and (ii) “Tax Returns” means all reports, returns, declarations, statements or other information required to be supplied to a taxing authority in connection with Taxes and any amendment thereof.

(b)     The amount shown on the Balance Sheet as provision for Taxes is sufficient in all material respects for the payment of all unpaid Taxes for all periods ending on or before the date thereof. The Company and each of its subsidiaries has timely filed or obtained presently effective extensions with respect to all Tax Returns that are or were required to be filed by it, such Tax Returns are complete and accurate in all material respects and all Taxes owed by the Company and each of its subsidiaries have been timely paid. All Taxes that the Company and each of its subsidiaries is or was required by law to have withheld or collected have been duly withheld or collected and, to the extent required, have been timely paid to the proper Governmental Entity. The Tax Returns of the Company and each of its subsidiaries have not been audited by any Governmental Entity, and no audit or other administrative or judicial proceeding with respect to Taxes is pending or, to the Company’s knowledge, threatened. None of the Company, any of its subsidiaries, nor any of their stockholders has ever filed an election pursuant to Section 1362 of the Internal Revenue Code of 1986, as amended (the “Code”), that the Company or any of its subsidiaries be taxed as an S corporation. The Company and each of its subsidiaries have been C corporations at all times since their respective dates of incorporation.

(c)     Neither the Company nor any of its subsidiaries is now, nor has ever been a “United States real property holding corporation” as defined in Section 897(c)(2) of the Code and the Treasury Regulations thereunder.

(d)     Neither the Company nor any of its subsidiaries has been a member of an affiliated, consolidated, combined or unitary group other than a group of which the Company is or was the common parent. Neither the Company nor any of its subsidiaries is a party to any tax sharing agreement or other agreement or arrangement or under any other obligation which could cause any of them to be liable for the Taxes of any other person.

(e)     Neither the Company nor any of its subsidiaries has made any payments, is obligated to make any payments or is a party to any agreement that under certain circumstances could obligate any of them to make any payments that would not be deductible under Section 280G of the Code.

(f)      Neither the Company nor any of its subsidiaries has participated in a transaction that could subject any of them to penalties under Section 6662 of the Code or that is described in Treasury Regulations Section 1.6011-4.

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(g)     The Company shall use commercially reasonable efforts to cause the Shares, as well as any shares into which such shares are converted, within the meaning of Section 1202(f) of the Internal Revenue Code (the “Code”), to constitute “qualified small business stock” as defined in Section 1202(c) of the Code; provided, however, that such requirement shall not be applicable if the Board of Directors determines, in its good-faith business judgment, that such qualification is inconsistent with the best interests of the Company. The Company shall submit to its stockholders (including the Investors) and to the Internal Revenue Service any reports that may be required under Section 1202(d)(1)(C) of the Code and the regulations promulgated thereunder.

3.12         Property and Assets. The Company and each of its subsidiaries has good title to, or a valid leasehold interest in, all of its respective material properties and assets, including all properties and assets reflected in the Balance Sheet, except those disposed of since the date thereof in the ordinary course of business, and none of such properties or assets is subject to any Security Interest other than (i) liens for current taxes not yet due and payable or which are being contested in good faith, (ii) mechanics’, carriers’, warehousemen’s workers’ and other similar liens, (iii) liens, encumbrances or defects in title which do not in any case materially impair the use or the value of the property subject thereto or (iv) those the material terms of which are described in the Balance Sheet or in the Disclosure Schedule. Such assets and properties constitute all of the assets, properties and rights used in or necessary for the conduct of the Company’s business as heretofore conducted by the Company and each of its subsidiaries.

3.13         Intellectual Property.

(a)     The Disclosure Schedule sets forth a true, complete and accurate list of all Company Intellectual Property (as defined below), other than trade secrets, know-how and goodwill attendant to the Company Intellectual Property and other intellectual property rights not reducible to schedule form.

(b)     The Company is the sole and exclusive owner, free and clear of all encumbrances, of all right, title and interest in and to all Company Owned Intellectual Property (as defined below), and all registrations with and applications to any Governmental Entity in respect of the Company Owned Intellectual Property listed on the Disclosure Schedule. To the Company’s knowledge, the Company Intellectual Property constitutes all Intellectual Property used or held for use by the Company in the conduct of its business as presently conducted.

(i)          Except as set forth in Section 3.13(b) of the Disclosure Schedule, each employee or independent contractor of the Company and each of its subsidiaries has executed a written agreement assigning to the Company or the applicable subsidiary all rights in all Inventions (“Invention” shall mean the expression of an idea relating to any art or process, machine, manufacture, design, compound, composition of matter, or biological sequence and the use or improvement thereof), discoveries and works of authorship made, developed or conceived by such employee or independent contractor of the Company and each of its subsidiaries during the course of his employment or other engagement by the Company or the applicable Subsidiary and relating to or included in Company Owned Intellectual Property, and all Intellectual Property rights therein.

(ii)         All works of authorship and all other materials subject to copyright protection and included within the Company Owned Intellectual Property, including computer software, and related documentation, software design, technical and functional specifications, are original and were either created by employees of the Company or one of its subsidiaries within the scope of their employment, or by independent contractors during the course of their engagement by the Company and who have executed a written agreement assigning all rights in such copyrightable materials to the Company.

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(c)     The Company and each of its subsidiaries has taken all reasonable measures to protect the proprietary nature of each item of Company Intellectual Property, and to maintain in confidence all trade secrets and confidential information, that it owns, uses or holds. No other person or entity has any rights to any of the Company Owned Intellectual Property (except pursuant to agreements or licenses specified in the Disclosure Schedule), and, to the Company’s knowledge, no other person or entity is infringing, violating or misappropriating any of the Company Intellectual Property.

(d)     To the Company’s knowledge, none of the conduct of the Company’s or any of its subsidiaries’ businesses, including the making, testing, use or sale of INT-747, or INT-777, infringes upon or violates, or constitutes a misappropriation of, any rights of any person or entity, and none of the Company Owned Intellectual Property is infringed upon or misappropriated by any other person, including any current or former director, officer, employee, independent contractor or consultant, or its property. To the Company’s knowledge, neither the marketing, distribution, provision or use of INT-747 or INT-777 does or, when commercially released by the Company or one of its subsidiaries, will infringe or violate, or constitute a misappropriation of, any rights of any person or entity that exist as of the Closing.

(e)     Other than as stated on the Disclosure Schedule, neither the Company nor any of its subsidiaries has received any claim, any cease and desist or equivalent letter or any other written, or, to the Company’s knowledge, oral, notice of any allegation that any of the Company Intellectual Property or the business of the Company or any of its subsidiaries infringes upon, misappropriates or otherwise violates the Intellectual Property of any third party, and the Company has provided to the Purchasers complete and accurate copies of all written documentation in the possession of the Company or any of its subsidiaries relating to any such complaint, claim, notice or threat. Neither the Company nor any of its subsidiaries has received any opinions of counsel (outside or inside) relating to infringement, invalidity or unenforceability of the Intellectual Property of any person or entity other than the Company.

(f)      None of the Company Owned Intellectual Property is subject to any suits, actions, claims or demands of any third party and no action or proceeding, whether judicial, administrative or otherwise, has been instituted or is pending or, to the Company’s knowledge, threatened that challenges or affects the rights of the Company or any of its subsidiaries in the same. Neither the Company nor any of its subsidiaries has received any opinions of counsel (outside or inside) relating to infringement, invalidity or unenforceability of any Company Intellectual Property.

(g)     The Disclosure Schedule identifies each license or other agreement pursuant to which the Company or any of its subsidiaries has licensed, distributed or otherwise granted any rights to any third party with respect to, any Company Intellectual Property. Except as described in the Disclosure Schedule, neither the Company nor any Subsidiary has agreed to indemnify any person or entity against any infringement, violation or misappropriation of any Intellectual Property rights with respect to any Company Intellectual Property.

(h)     The Disclosure Schedule identifies each item of Company Intellectual Property that is owned by a party other than the Company or any of its subsidiaries, and the license or agreement pursuant to which the Company or the applicable subsidiary uses it (excluding off the shelf software programs licensed by the Company or one of its subsidiaries pursuant to “shrink wrap” or “click through” licenses). Neither the Company nor any of its subsidiaries is in default (nor with the giving of notice or lapse of time or both, would be in default) in any material respect under any license, or any other contract or agreement pursuant to which the Company or any of its subsidiaries has been granted any right to use Company Intellectual Property. There are no provisions that, in connection with this Agreement and the transactions contemplated hereby, restrict the direct or indirect transfer of any license or other contract or agreement pursuant to which the Company or any of its subsidiaries has been granted a right to use any Company Intellectual Property or any interest therein.

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(i)      For purposes of this Agreement, the following terms shall have the following meanings:

(i)          “Intellectual Property” shall mean all: (A) patents, patent applications, mask works and inventions conceived or reduced to practice, including any provisional, utility, continuation, continuation-in-part or divisional applications filed in any jurisdiction, and all reissues thereof and all reexamination certificates issuing therefrom; (B) names and marks, brands, slogans and logos, Internet domain names, all registered and unregistered trademarks, trade names, trade dress, service marks and applications therefor and all goodwill associated therewith; (C) ownership rights to any copyrightable works, including all related copyright registrations; (D) mask works and registrations and applications for registration thereof; (E) computer and electronic data processing programs and software programs and related documentation, and all software concepts owned and all proprietary information, processes, formulae and algorithms, used in the marketing, development, maintenance, support and delivery of such software (excluding any off-the-shelf software programs licensed pursuant to “shrink-wrap” or “click-through” licenses); (F) trade secrets and confidential business information, know-how, manufacturing and product processes and techniques, research and development information, copyrightable works, financial, marketing and business data, pricing and cost information, business and marketing plans and customer and supplier lists and information, whether patentable or nonpatentable and whether or not reduced to practice; (G) other proprietary rights relating to any of the foregoing (including remedies against infringements thereof and rights of protection of interest therein under the laws of all jurisdictions); (H) copies and tangible embodiments thereof; and (I) licenses, options to license and other contractual rights to use any of the foregoing.

(ii)         “Company Intellectual Property” shall mean the Company Owned Intellectual Property together with any other Intellectual Property used or held for use by the Company or any of its subsidiaries in the conduct of their respective businesses as presently conducted, pursuant to any license, option to license or other contractual right.

(iii)        “Company Owned Intellectual Property” shall mean all Intellectual Property in which the Company or any of its subsidiaries holds any ownership interest.

3.14         Material Contracts and Obligations. The Disclosure Schedule sets forth a list of all currently effective material agreements or commitments of any nature (whether written or oral) to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or any of their assets is bound, including, without limitation, (a) any agreement which requires future expenditures by the Company or any of its subsidiaries in excess of US$500,000 or which might result in payments to the Company or any of its subsidiaries in excess of US$500,000, (b) any employment or consulting agreement, employee benefit, bonus, pension, profit-sharing, stock option, stock purchase or similar plan or arrangement, (c) any distributor, sales representative or similar agreement, (d) any agreement with any current or former stockholder, officer or director of the Company or any of its subsidiaries, or any “affiliate” or “associate” of such persons (as such terms are defined in the rules and regulations promulgated under the Securities Act), including without limitation any agreement or other arrangement providing for the furnishing of services by, rental of real or personal property from, or otherwise requiring payments to, any such person or entity, (e) any agreement under which the Company or any of its subsidiaries is restricted from carrying on any business anywhere in the world, (f) any agreement relating to indebtedness for borrowed money, (g) any agreement for the disposition of a material portion of the Company’s or any of its subsidiaries’ assets (other than for the sale of inventory in the ordinary course of business), (h) any agreement for the acquisition of the business or securities or other ownership interests of another party, (i) any research or development agreement, (j) all partnership, joint venture, shareholders’ or other similar agreements or (k) any other agreement that is material to the operations, business or finances of the Company. The Company has delivered to the Purchasers copies of the foregoing agreements (or an accurate summary of any oral agreement). All of such agreements and contracts are valid, binding and in full force and effect. None of the Company, or any of its subsidiaries or, to the Company’s knowledge, any other party thereto, is in default in any material manner of any of its obligations under any of the agreements or contracts listed in the Disclosure Schedule.

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3.15         Compliance. The businesses of the Company and its subsidiaries have not been, and are not being, conducted in violation of any federal, state, local or foreign law, statute or ordinance, common law or any rule, regulation, standard, judgment, order, writ, injunction, decree, arbitration award, agency requirement, license or permit of any Governmental Entity. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which the Company or any of its subsidiaries is a party or by which any of them are bound, or, to the Company’s knowledge, of any provision of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon the Company or any of its subsidiaries, which materially adversely affects or, so far as the Company may now foresee, in the future is reasonably likely to result in or have a Company Material Adverse Effect. To the Company’s knowledge, none of the employees of the Company nor any of its subsidiaries is in violation of any term of any contract or covenant (either with the Company, any Subsidiary or with another entity) relating to employment, patents, assignment of inventions, proprietary information disclosure, non-competition or non-solicitation.

3.16         Employees.

(a)     All current and former employees of the Company and its subsidiaries (including the Founders (as defined in the Stockholders Agreement)) who have or have had access to confidential or proprietary information of the Company or any of its subsidiaries have executed and delivered non-disclosure and assignment of inventions agreements and all of such agreements are in full force and effect. All current and former employees of the Company and its subsidiaries (including the Founders) have executed and delivered non-competition and non-solicitation agreements and all of such agreements are in full force and effect. Except as set forth in Section 3.16 of the Disclosure Schedule, all current and former consultants of the Company and its subsidiaries that have performed development work or provided technical services to the Company or its subsidiaries or have otherwise had access to confidential or proprietary information of the Company or any of its subsidiaries have executed and delivered non-disclosure and assignment of inventions agreements, copies of which have been delivered to the Purchasers, and all of such agreements are in full force and effect.

(b)     The Company is not aware that any employee of the Company (including any Founder) has plans to terminate his or her employment relationship with the Company. All employees of the Company are engaged by the Company on a full time basis. The Company and each of its subsidiaries has complied in all material respects with all applicable laws relating to wages, hours, equal opportunity, collective bargaining, workers’ compensation insurance and the payment of social security and other Taxes. None of the employees of the Company is represented by any labor union, and there is no labor strike or other labor trouble pending with respect to the Company (including, without limitation, any organizational drive) or, to the Company’s knowledge, threatened. The Disclosure Schedule sets forth a list of all agreements between any Founder or director or officer of the Company or any of its subsidiaries and a previous employer of such person that contains non-competition or non-solicitation or assignment of invention covenants. The Company has delivered copies of such agreements to the Purchasers. No employee of the Company is obligated under any contract or subject to any judgment, decree or administrative order that would conflict or interfere with (i) the performance of the employee’s duties as an employee, director or officer of the Company, or (ii) the Company’s business as conducted or proposed to be conducted.

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3.17         Employee Benefit Plans; ERISA.

(a)     There are no Company Plans (as defined below) except as set forth on the Disclosure Schedule. To the extent applicable:

(i)          each of the Company Plans is, and its administration (including without limitation, with respect to reporting and disclosure) is in material compliance with, and the Company has not received any claim or notice that any such Company Plan is not in compliance with, its terms and with ERISA, the Code (including, without limitation, all tax rules compliance with which is required for any intended favorable tax treatment is intended) and any and all other applicable law;

(ii)         all contributions, premiums and other payments required by law or any Company Plan to have been made under any such Company Plan to any fund, trust or account established thereunder or in connection therewith have been made, and no amounts are or will be due to the PBGC (as defined below) (except for premiums in the ordinary course of business); and any and all contributions, premiums and other payments with respect to compensation or service before and through the Closing Date, or otherwise with respect to periods before and through the Closing Date, due from any of the Company or any of its affiliates to, under or on account of each Company Plan shall have been paid prior to such Closing or shall have been fully reserved and provided for on the Financial Statements to the extent required by GAAP;

(iii)        neither the Company nor any ERISA Affiliate currently sponsors, contributes to, maintains or has any liability (whether contingent or otherwise) under (i) a “multiemployer plan” (as defined in Section 4001(a)(3) of ERISA) or (ii) an employee benefit plan that is or was subject to Part 3 of Subtitle B of Title I of ERISA, or Section 412 of the Code, or Title IV of ERISA, nor have any of them ever done so;

(iv)        each of the Company Plans which is intended to be tax-qualified under Section 401(a) of the Code has been determined by the IRS to be so qualified and such determination has not been modified, revoked or limited, and no circumstances have occurred that would adversely affect the tax-qualified status of any such Plan;

(v)         all Company Plans which provide medical, dental health or long-term disability benefits are fully insured and claims with respect to any participant or covered dependent under such Company Plan could not result in any uninsured liability to the Company or any of its subsidiaries;

(vi)        neither the Company nor any of its subsidiaries maintains or is obligated to provide benefits under any life, medical or health plan which provides benefits to retirees or other terminated employees other than benefit continuation rights under the Consolidated Omnibus Reconciliation Act of 1985, as amended, or other applicable law;

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(vii)       to the Company’s knowledge, the Company and its subsidiaries have properly classified for all purposes (including, without limitation, for all Tax purposes and for purposes of determining eligibility to participate in any employee benefit plan) all employees, leased employees, consultants and independent contractors, and have withheld and paid all applicable Taxes and made all appropriate filings in connection with services provided by such persons to the Company and its subsidiaries; and

(viii)      neither the Company nor any of its subsidiaries is or has ever been a member of a controlled group (other than with each other) or affiliated service group (including, without limitation, directly or indirectly by virtue of any person's ownership interest in the Company or any of its subsidiaries) for purposes of ERISA or the Code.

Without limiting any other provision of this Section 3.17, no event has occurred and no condition exists, with respect to any Company Plan, that has subjected or could reasonably be expected to subject the Company or any Company Plan or any successor thereto, to any material tax, fine, penalty or other liability (other than a liability arising in the normal course to make contributions or payments, as applicable, when ordinarily due under the Company Plans).

(b)     As used herein:

(i)          “Company Plan” means a Plan which the Company or any of its subsidiaries sponsors maintains, has any obligation to contribute to, has or may have liability under or is otherwise a party to, or which otherwise provides benefits for employees, former employees, independent contractors or former independent contractors (or their dependents and beneficiaries) of the Company or any of its subsidiaries, on the date of this Agreement or at any time subsequent thereto and on or prior to the Initial Closing Date and, in the case of a Plan which is subject to Part 3 of Subtitle B of Title I of ERISA, Section 412 of the Code or Title IV of ERISA, at any time during the five-year period preceding the date of this Agreement.

(ii)         “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

(iii)        “ERISA Affiliate” means a person required at any particular time to be aggregated with the Company under Sections 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA.

(iv)        “PBGC” means the Pension Benefit Guaranty Corporation.

(v)         “Plan” means any employment, consulting, bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, equity (or equity-based), leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, medical, dental, vision, welfare, accident, disability, workmen’s compensation or other insurance, severance, separation, termination, change of control, collective bargaining or other benefit plan, understanding, agreement, practice, policy or arrangement of any kind, whether written or oral, and whether or not subject to ERISA, including, but not limited to, any “employee benefit plan” within the meaning of Section 3(3) of ERISA.

3.18         Books and Records. The minute books of the Company and each of its subsidiaries contain complete and accurate records of all meetings and other corporate actions of their stockholders and Boards of Directors and committees thereof. The stock ledgers of the Company and each of its subsidiaries are complete and accurate and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of the Company and shares of capital stock or ownership units of each of its subsidiaries.

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3.19         Permits. Section 3.19 of the Disclosure Schedule sets forth a list of all material permits, licenses, registrations, certificates, orders or approvals from any Governmental Entity (“Permits”) issued to or held by the Company and each of its subsidiaries. Such listed Permits are the only Permits that are required for the Company and the subsidiaries to conduct their respective businesses as presently or proposed to be conducted, except for those the absence of which would not have a Company Material Adverse Effect. Each such Permit is in full force and effect and, to the Company’s knowledge, no suspension or cancellation of such Permit is threatened and there is no basis for believing that such Permit will not be renewable upon expiration.

3.20         Environmental Matters.

(a)     Except as would not have a Company Material Adverse Effect, the Company and each of its subsidiaries has complied in all material respects with all applicable Environmental Laws (as defined below). There is no pending or, to the Company’s knowledge, threatened civil or criminal litigation, written notice of violation, formal administrative proceeding, or investigation, inquiry or information request by any Governmental Entity, relating to any Environmental Law involving the Company or any of its subsidiaries. For purposes of this Agreement, “Environmental Law” shall mean any federal, state or local law, statute, rule or regulation or the common law relating to the environment or occupational health and safety, including any statute, regulation, administrative decision or order pertaining to (i) treatment, storage, disposal, generation and transportation of industrial, toxic or hazardous materials or substances or solid or hazardous waste; (ii) air, water and noise pollution; (iii) groundwater and soil contamination; (iv) the release or threatened release into the environment of industrial, toxic or hazardous materials or substances, or solid or hazardous waste, including emissions, discharges, injections, spills, escapes or dumping of pollutants, contaminants or chemicals; (v) the protection of wildlife, marine life and wetlands, including all endangered and threatened species; (vi) storage tanks, vessels, containers, abandoned or discarded barrels and other closed receptacles; (vii) health and safety of employees and other persons; and (viii) manufacturing, processing, using, distributing, treating, storing, disposing, transporting or handling of materials regulated under any law as pollutants, contaminants, toxic or hazardous materials or substances or oil or petroleum products or solid or hazardous waste. As used above, the terms “release” and “environment” shall have the meaning set forth in the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”).

(b)     Neither the Company nor any of its subsidiaries has any liabilities or obligations arising from the release of any Materials of Environmental Concern (as defined below) into the environment. For purposes of this Agreement, “Materials of Environmental Concern” shall mean any chemicals, pollutants or contaminants, hazardous substances (as such term is defined under CERCLA), solid wastes and hazardous wastes (as such terms are defined under the Resource Conservation and Recovery Act), toxic materials, oil or petroleum and petroleum products or any other material subject to regulation under any Environmental Law.

(c)     Neither the Company nor any of its subsidiaries is a party to or bound by any court order, administrative order, consent order or other agreement between the Company or any Subsidiary and any Governmental Entity entered into in connection with any legal obligation or liability arising under any Environmental Law.

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(d)     The Company is not aware of any material environmental liability of any solid or hazardous waste transporter or treatment, storage or disposal facility that has been used by the Company or any Subsidiary.

(e)     Set forth in the Disclosure Schedule is a list of all documents (whether in hard copy or electronic form) that contain any environmental reports, investigations and audits relating to premises currently or previously owned or operated by the Company and each of its subsidiaries (whether conducted by or on behalf of the Company or any of its subsidiaries or a third party, and whether done at the initiative of the Company or any of its subsidiaries or directed by a Governmental Entity or other third party) which the Company or any of its subsidiaries has possession of or access to. A complete and accurate copy of each such document has been provided to the Purchasers.

3.21         Absence of Certain Business Practices. None of the Company, any of its subsidiaries or any of their respective directors, officers, employees or agents, or any other Person acting on its behalf, directly or indirectly, has to the Company’s knowledge, given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or any other person that (i) could reasonably be expected to subject the Company or any of its subsidiaries to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Company Material Adverse Effect or (iii) if not continued in the future, might have a Company Material Adverse Effect or that might subject the Company or any of its subsidiaries to suit or penalty in any private or governmental litigation or proceeding.

3.22         Propriety of Past Payments. To the Company’s knowledge, as of the Closing, (a) no unrecorded fund or asset of the Company or any of its subsidiaries has been established for any purpose, (b) no accumulation or use of corporate funds of the Company or any of its subsidiaries has been made without being properly accounted for in the books and records of the Company or the applicable subsidiary, (c) no payment has been made by or on behalf of the Company or any of its subsidiaries with the understanding that any part of such payment is to be used for any purpose other than that described in the documents supporting such payment and (d) none of the Company or any of its subsidiaries, or any of their directors, officers, employees or agents or any other Person associated with or acting for or on behalf of the Company or any of its subsidiaries has, directly or indirectly, made any illegal contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services, (i) to obtain favorable treatment for the Company, any Subsidiary or any of their respective affiliates in securing business, (ii) to pay for favorable treatment for business secured for the Company, any Subsidiary or any of their respective affiliates, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company, any Subsidiary or any of their respective affiliates or (iv) otherwise for the benefit of the Company, any Subsidiary or any of their respective affiliates in violation of any federal, state, local, municipal, foreign, international, multinational or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute or treaty. To the Company’s knowledge, none of the Company or any of its subsidiaries or any of their current directors, officers, agents, employees or other Person acting on behalf of the Company or any of its subsidiaries, has accepted or received any unlawful contribution, payment, gift, kickback, expenditure or other item of value.

3.23         Waiver of Pre-emptive Rights. The Company has obtained waivers from the holders of pre-emptive rights granted under the Prior Agreement (as defined in the Stockholders Agreement).

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3.24         Transactions with Affiliates. No director, officer, stockholder or affiliate of the Company or any of its subsidiaries has: (a) borrowed money from or loaned money to the Company that remains outstanding; (b) any contractual or other claim, express or implied, of any kind whatsoever against or in respect of the Company or any of its subsidiaries; (c) any interest in any assets used or held for use in the business of the Company or any of its subsidiaries; or (d) engaged in any other transaction with or in respect of the Company or any of its subsidiaries; in each case other than any transactions or agreements by and between the Company and any of its subsidiaries which are disclosed under Section 3.14 of the Disclosure Schedule.

3.25         Brokers, Finders or Agents. The Company has not engaged any brokers, finders or agents, and the Purchasers will not incur, directly or indirectly, as a result of any action taken by the Company, any liability for brokers or finders’ fees or agents’ commissions or any similar changes in connection with this Agreement or the transactions contemplated hereby.

3.26         Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 4, the offer, sale and issuance of the Shares and any Conversion Shares will be exempt from the registration requirements of the Securities Act, and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Shares and any Conversion Shares to any person or persons so as to bring the sale of such Shares and any Conversion Shares by the Company within the registration provisions of the Securities Act or any state securities laws.

3.27         Disclosure. The Company has made available to the Purchasers all of the information reasonably available to the Company that the Purchasers have requested for deciding whether to acquire the Shares. No representation or warranty of the Company contained in this Agreement, as qualified by the Disclosure Schedule, and no certificate furnished or to be furnished to the Purchasers at any Closing contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading in light of the circumstances under which they were made.

4.           Representations of the Purchasers. Each Purchaser, severally and not jointly, represents and warrants to the Company as follows:

4.1           Investment. The Purchaser is acquiring the Shares and Conversion Shares for its own account for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same; and, except as contemplated by this Agreement and the Exhibits hereto, the Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

4.2           Accredited Investor. The Purchaser is an “accredited investor” as defined in Regulation D, Rule 501(a), promulgated by the Securities and Exchange Commission under the Securities Act.

4.3           Authority.

(a)     The Purchaser has full power and authority to enter into and to perform this Agreement and the Stockholders Agreement, to purchase the Shares hereunder and to carry out and perform its obligations under the terms of this Agreement and the Stockholders Agreement. All action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the Stockholders Agreement, and the performance of all of the Purchaser’s obligations under this Agreement and the Stockholders Agreement, has been taken or will be taken prior to the Initial Closing.

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(b)     This Agreement and the Stockholders Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting generally the enforcement of creditors’ rights and subject to a court’s discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

(c)     No consent, approval, authorization, order, filing, registration or qualification of or with any court, governmental authority or third person is required to be obtained by the Purchaser in connection with the execution and delivery of this Agreement and the Stockholders Agreement by the Purchaser or the performance of the Purchaser’s obligations hereunder or thereunder.

4.4           Experience. The Purchaser has carefully reviewed the representations concerning the Company contained in this Agreement and has made detailed inquiry concerning the Company, its business and its personnel; the officers of the Company have made available to the Purchaser any and all written information which the Purchaser has requested and have answered to the Purchaser’s satisfaction all inquiries made by the Purchaser; and the Purchaser has sufficient knowledge and experience in finance and business that it is capable of evaluating the risks and merits of its investment in the Company and the Purchaser is able financially to bear the risks thereof.

4.5           Access to Data.  The Purchaser has had an opportunity to ask questions of, and receive answers from, the officers of the Company concerning the Agreement, the exhibits and schedules attached hereto and the transactions contemplated by hereby and thereby, as well as the Company’s business, management and financial affairs, which questions were answered to its satisfaction. The Purchaser believes that it has received all the information the Purchaser considers necessary or appropriate for deciding whether to purchase the Shares. The Purchaser acknowledges that any business plans prepared by the Company have been, and continue to be, subject to change and that any projections included in such business plans or otherwise are necessarily speculative in nature, and it can be expected that some or all of the assumptions underlying the projections will not materialize or will vary significantly from actual results.

4.6           Brokers or Finders.  The Purchaser has not engaged any brokers, finders or agents, and the Company will not incur, directly or indirectly, as a result of any action taken by the Purchaser, any liability for brokerage or finders’ fees or agents’ commissions or any similar charges in connection with this Agreement or the transactions contemplated hereby.

4.7           Legends.  The Purchaser understands and agrees that the certificates evidencing the Shares, or any other securities issued in respect of the Shares upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the following legend (in addition to any legend required by the Stockholders Agreement or under applicable state securities laws):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE, AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS AND UNTIL REGISTERED UNDER SUCH ACT AND/OR APPLICABLE STATE SECURITIES LAWS, OR UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL OR OTHER EVIDENCE, REASONABLY SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION IS NOT REQUIRED.”

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5.           Conditions to Closing.

5.1           Conditions of the Purchasers’ Obligations at Closing. The obligations of each Purchaser to purchase Shares at the Initial Closing or any Subsequent Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions, unless otherwise waived by Purchasers purchasing at least a majority of the Shares at such Closing:

(a)     Representations and Warranties. The representations and warranties of the Company contained in Section 3 shall be true and correct in all respects as of the Initial Closing Date with respect to the Initial Closing and as of the Subsequent Closing Date with respect to any Subsequent Closing, in each case as qualified by the Disclosure Schedule (including any updates thereto made by the Company as of the Subsequent Closing Date).

(b)     Performance. The Company shall have performed and complied with, in all respects, all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Company on or before such Closing.

(c)     Compliance Certificate. The Chief Executive Officer of the Company shall have delivered to the Purchasers at such Closing a certificate certifying that the conditions specified in Sections 5.1(a) and 5.1(b) have been fulfilled.

(d)     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at such Closing shall have been obtained and effective as of such Closing.

(e)     Opinion of Company Counsel. The Purchasers shall have received from Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., counsel for the Company, an opinion, dated as of each Closing in substantially the form attached hereto as Exhibit C.

(f)      Stockholders Agreement. The Company and each Purchaser (other than a Purchaser relying upon this condition to excuse such Purchaser’s performance hereunder) shall have executed and delivered the Stockholders Agreement, which shall be in full force and effect as of such Closing.

(g)     Restated Certificate. The Company shall have filed the Restated Certificate with the Secretary of State of Delaware on or prior to the Initial Closing, which shall continue to be in full force and effect as of such Closing.

(h)     Secretary’s Certificate. The Secretary of the Company shall have delivered to the Purchasers at such Closing a certificate certifying (i) the Restated Certificate; (ii) the Bylaws of the Company; (iii) resolutions of the Board of Directors approving the Restated Certificate, this Agreement and the Stockholders Agreement, and the transactions contemplated by this Agreement; and (iv) resolutions of the stockholders of the Company approving the Restated Certificate.

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(i)      Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at such Closing and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchaser, and the Purchaser (or its counsel) shall have received all such counterpart original and certified or other copies of such documents as reasonably requested. Such documents may include good standing certificates.

(j)      Management Rights Letter. The Management Rights Letter substantially in the form attached here to as Exhibit D shall have been executed and delivered to OrbiMed Private Investments IV, LP (“OrbiMed”).

(k)     Indemnification Agreements. The Indemnification Agreements by and between the Company and each of the directors of the Company, including the director nominees of OrbiMed, substantially in the form attached hereto as Exhibit E, shall have been executed and delivered.

(l)      Board Observer Letter. The Board Observer Letter by and between the Company and the Board observer that OrbiMed is entitled to appoint, substantially in the form attached hereto as Exhibit F, shall have been executed and delivered by all parties.

(m)    No IPO. With respect to the Subsequent Closing, an IPO shall not have been completed.

(n)     Board of Directors. duals: The Board of Directors shall be comprised of Lorenzo Tallarigo, Paolo Fundaro, Mark Pruzanski, Jonathan Silverstein Klaus Veitinger and Nicole Williams, with one seat remaining vacant.

5.2           Conditions of the Company’s Obligations at Closing. The obligations of the Company to sell Shares to each Purchaser at a Closing are subject to the fulfillment, on or before such Closing, of each of the following conditions of such Purchaser, unless otherwise waived:

(a)     Representations and Warranties. The representations and warranties of such Purchaser contained in Section 4 shall be true and correct in all respects as of such Closing.

(b)     Performance. The Purchaser shall have performed and complied, in all respects, with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing.

(c)     Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state or foreign jurisdiction that are required in connection with the lawful issuance and sale of the Shares pursuant to this Agreement at such Closing shall be obtained and effective as of such Closing.

(d)     Stockholders Agreement. Each Purchaser shall have executed and delivered the Stockholders Agreement.

6.           Miscellaneous.

6.1           Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the Parties or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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6.2           Survival of Representations and Warranties. All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closings of the transactions contemplated hereby.

6.3           Expenses. The Company shall pay, at each Closing, the reasonable and documented fees and expenses (up to a maximum of US$150,000 in the aggregate for all Closings) of Cadwalader, Wickersham & Taft, LLP counsel to OrbiMed, in connection with the negotiation of this Agreement and the other agreements contemplated hereby and the closing(s) of the transactions contemplated hereby, and the Company shall pay, at each Closing, the reasonable and documented fees and expenses (up to a maximum of US$50,000 in the aggregate for all Closings) of Clifford Chance US LLP, counsel to Genextra S.P.A., in connection with the negotiation of this Agreement and the other agreements contemplated hereby and the closing(s) of the transactions contemplated hereby.

6.4           Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

6.5           Specific Performance. In addition to any and all other remedies that may be available at law in the event of any breach of this Agreement, the Purchasers shall be entitled to specific performance of the agreements and obligations of the Company hereunder and to such other injunctive or other equitable relief as may be granted by a court of competent jurisdiction.

6.6           GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

6.7           Notices. All notices, requests, consents and other communications under this Agreement shall be in writing and shall be deemed delivered (a) three business days after being sent by registered or certified mail, return receipt requested, postage prepaid or (b) one business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, in each case to the intended recipient as set forth below:

If to the Company, at Intercept Pharmaceuticals, Inc. 18 Desbrosses Street, New York, New York 10013, Attention: Chief Executive Officer, or at such other address as may have been furnished in writing by the Company to the other parties hereto, with a copy to Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., 666 Third Avenue, New York, NY 10017, Attention: John Cheney, Esq.; or

If to a Purchaser, at its address as set forth on Schedule A, or to such physical address, electronic mail address or facsimile number as subsequently modified by written notice given in accordance with this Section 6.7.

Any party may give any notice, request, consent or other communication under this Agreement using any other means (including, without limitation, personal delivery, messenger service, first class mail or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

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6.8           Complete Agreement. This Agreement (including its Schedules and Exhibits) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

6.9           Amendments and Waivers. This Agreement may be amended or terminated and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and holders of a majority of the Series C Stock then issued and outstanding. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

6.10         Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

6.11         Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

6.12         Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the parties. Any reference in this agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

6.13         Indemnification.

(a)     The Company hereby agrees to indemnify and hold each Purchaser, and each affiliate, officer, director, shareholder, managing member, general partner, employee or agent of a Purchaser (each an “Indemnified Party”) harmless from any and all losses, judgments or damages (including, but without limitation, any and all claims, suits, liabilities, damages, costs, expenses, penalties, charges and fees of whatever kind or nature (including reasonable attorney’s fees)) sustained or incurred by or asserted against an Indemnified Party arising out of or in any way relating to (i) any material breach of any representation or warranty of the Company set forth in Section 3 hereof, (ii) the failure by the Company to fulfill any material obligation, agreement or covenant hereunder or in the Stockholders Agreement or (iii) any cost or expense, including reasonable legal fees incurred in connection with enforcing the rights of such Indemnified Party hereunder (collectively, the “Indemnified Losses”); provided that the aggregate liability of the Company to any Purchaser or any Indemnified Party related to such Purchaser under this Section 6.13 shall not exceed the aggregate purchase price received by the Company for the Shares purchased by such Purchaser pursuant to this Agreement and that the right of an Indemnified Party to recover for an Indemnified Loss under this Section 6.13 shall expire on the third anniversary of the Initial Closing.

(b)          If any claim, suit, action or other proceeding is brought against an Indemnified Party with respect to Indemnified Losses (a “Claim”), such Indemnified Party shall give the Company prompt notice of such Claim; provided that failure to give such notice shall not affect the indemnification provided hereunder, except to the extent the Company shall have been actually and materially prejudiced as a result of such failure.

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IN WITNESS WHEREOF, the Parties have executed this Series C Preferred Stock Purchase Agreement as of the date first written above.

COMPANY:

INTERCEPT PHARMACEUTICALS, INC.

By:	/s/ Mark Pruzanski

Mark Pruzanski

President and Chief Executive Officer

PURCHASERS:

GENEXTRA S.P.A.

By:	/s/ Lorenzo Tallarigo

Name:	Lorenzo Tallarigo

Title:	Chief Executive Officer

ORBIMED PRIVATE INVESTMENTS IV, LP

By: OrbiMed Capital GP IV LLC
Its: General Partner

By:	/s/ Jonathan Silverstein

Jonathan Silverstein

General Partner

Schedule A

Purchasers

Purchaser (name and address)	Initial Shares	Initial Purchase Price	Subsequent Shares	Subsequent Purchase Price
OrbiMed Private Investments IV, LP c/o OrbiMed Advisors, LLC 601 Lexington Avenue, 54th Floor New York, NY 10022 Attn: Jonathan Silverstein With a copy (which shall not constitute notice) to Cadwalader, Wickersham & Taft LLP One World Financial Center New York, NY 10281 Attn: Geoffrey W. Levin	10,500,000	$21,000,000	7,000,000	$14,000,000

Genextra S.P.A Via G. De Grassi, 11 20124 Milano Italy Attn: Paolo Fundaro With a copy to: Clifford Chance US LLP 31 West 52nd Street New York, NY 10019 Attn: Brian Hoffmann, Esq.	4,500,000	$9,000,000	3,000,000	$6,000,000

Total:	15,000,000	$30,000,000	10,000,000	$20,000,000